Exhibit 10.1

AMENDMENT

TO MANUFACTURING AND SUPPLY AGREEMENT

THIS AMENDMENT (this “Amendment”) to the Manufacture and Supply Agreement dated as of December 8, 2009 (the “Agreement”) is entered into as of the 31st day of December, 2013 (the “Amendment Effective Date”), by and between Columbia Laboratories, (Bermuda) Ltd., a limited company existing and organized under the laws of Bermuda, having a place of business at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda (“Columbia”), and Fleet Laboratories Limited, a limited private company existing and organized under the laws of England, having a place of business at 94 Rickmansworth Road, Watford Herts, WD18 7JJ, United Kingdom (“Fleet”).

WHEREAS, Columbia and Fleet entered into the Agreement pursuant to which Fleet has agreed to manufacture and supply to Columbia, and Columbia has agreed to purchase, certain Products; and

WHEREAS, Columbia and Fleet have determined that it is in their respective best interests to amend the Agreement to: (i) extend the Term; (ii) provide for an expiration date of the Agreement; and (iii) modify certain quality matters.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Columbia and Fleet agree as follows:

1. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement

2. Section 12.1 of the Agreement, entitled Term, is hereby revised to provide in its entirety as follows:

12.1 Term. Unless terminated earlier pursuant to Section 12.2 below, the initial term of this Agreement shall expire on December 31, 2020 (“Initial Term”) and shall be automatically extended for additional periods of two (2) years (each a “Renewal Term”) and together with the Initial Term, the “Term”, unless either party gives to the other party, not less than six (6) months prior to expiration of the Initial Term or any Renewal Term, written notice of its intention not to extend this Agreement; provided, however, that upon termination of this Agreement Fleet agrees to perform its obligations under this Agreement for the earlier of one year or Columbia’s engagement and qualification of an alternative manufacturer of the Product.

3. Commencing as of the Amendment Effective Date and continuing until such time as Columbia provides Fleet with not less than 60 days prior written notice of its intent to require Fleet to reinstate such compliance, the parties agree that Fleet shall not be obligated to comply with FDA regulatory standards and obligations, in general, unless otherwise specifically required by applicable law. For the avoidance of doubt, compliance with all other applicable regulatory standards including those of MHRA and the European Medicines Agency shall remain in effect through-out the period of tolling of the FDA obligations.

4. Section 13.1 of the Agreement, entitled Notices, is hereby amended to provide new contact information for Columbia Laboratories, Inc. as follows:

With Copy to:

Columbia Laboratories, Inc.

4 Liberty Square

Fourth Floor

Boston, MA 02109

Tel: (617) 639-1500

Fax: (617) 482-0618

Attention: General Counsel

5. All other terms and conditions of the Agreement remain in full force and effect. Except as expressly provided in this Amendment, the Agreement shall remain unmodified and is hereby ratified and affirmed. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of Columbia or Fleet under the Agreement.

6. This Amendment, together with the Agreement, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and thereof and merges all prior discussions and negotiations between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein and therein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the party to be bound thereby.

7. This Amendment may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Amendment from separate computers or printers. Executed signatures pages to this Amendment may be delivered by facsimile or a portable document format (PDF) copy (including copy(ies) sent by e-mail) and all such shall be deemed as if actual signature pages had been delivered.

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(Signature Page Follows)

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the Amendment Effective Date.

COLUMBIA LABORATORIES (BERMUDA), LTD.

By:	/s/ Frank Condella
Name: Title:	Frank Condella President and CEO

FLEET, LABORATORIES LIMITED

By:	/s/ Hanna Coonagh
Name: Title:	Hanna Coonagh Managing Director Fleet

[Signature Page to Amendment]